Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2013, relating to the consolidated financial statements of Masonite International Corporation, appearing in the Registration Statement on Form 10 dated August 19, 2013.

/s/ DELOITTE & TOUCHE LLP

Tampa, FL

September 11, 2013